                                                                   EXHIBIT 10.20

                                     LEASE
                                     -----


     1. PARTIES. This Lease ("Lease"), dated June 13, 1997, is entered into by and between AMB PROPERTIES II, L.P., a California limited partnership ("Landlord"), whose address is 505 Montgomery Street, Fifth Floor, San Francisco, California 94111 and BEST INTERNET COMMUNICATIONS, INC., a California corporation ("Tenant"), whose address is 345 East Middlefield Road, Mountain View, CA 94043.

     2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises, consisting of approximately ten thousand six hundred (10,600) square feet, shown in EXHIBIT A ("Premises"), in the building commonly
                               ---------
known as 401 Third Street ("Building"), as further defined in Paragraph 3.B., in the City and County of San Francisco ("City"), California.

     3. DEFINITIONS. The following terms shall have the following meanings in this Lease:

          A.   ALTERATIONS.  Any alterations, additions or improvements made in,
               -----------
on or about the Building or the Premises after the Rent Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

          B.   BUILDING. The building described in Paragraph 2 above.
               --------

          C.   CC&RS.  All recorded covenants, conditions and restrictions
               -----
affecting the Project now in force or which may hereafter be in force, as modified or amended from time to time.

          D.   COMMENCEMENT DATE. The Commencement Date shall be the date
               -----------------
provided for in Paragraph 4.A.(i).

          E.   HVAC. Heating, ventilating and air conditioning.
               ----

          F.   INTEREST RATE.  Twelve percent (12%) per annum, however, in no
               -------------
event to exceed the maximum rate of interest permitted by law.

          G.   LANDLORD'S AGENTS.  Landlord's authorized agents, partners,
               -----------------
subsidiaries, directors, officers, employees, contractors, and invitees.

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

          H.   LANDLORD'S WORK.  The improvements to the Premises to be
               ---------------
constructed by Landlord pursuant to EXHIBIT C.
                                    ----------

          I.   MONTHLY RENT.  The rent payable pursuant to Paragraph 5.A., as
               ------------
adjusted from time to time pursuant to the terms of this Lease.

          J.   PROJECT.  That certain project commonly known as Yerba Buena
               -------
Commons located in San Francisco, California and consisting of that certain land described in EXHIBIT B and all buildings and improvements located thereon,
             ---------
including, without limitation, the Building. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project.

          K.   REAL PROPERTY TAXES.  Any form of assessment, license, fee, rent
               -------------------
tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Project or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Project by Landlord, or the construction of any improvements thereon or thereto.

          L.   RENT. Monthly Rent plus the Additional Rent defined in Paragraph
               ----
5.B.

          M.   RENT COMMENCEMENT DATE.  The Rent Commencement Date shall be the
               ----------------------
date determined in accordance with Paragraph 4.A.(ii).

          N.   SECURITY DEPOSIT.  That amount paid by Tenant pursuant to
               ----------------
Paragraph 7.

          O.   TENANT'S PERCENTAGE.  For purposes of this Lease Tenant's
               -------------------
Percentage for all Operating Expenses other than Real Property Taxes is agreed to be twenty-two and twenty-two one hundredths percent (22.22%) and for Real Property Taxes is agreed to be thirty-one percent (31%).

          P.  TENANT'S PERSONAL PROPERTY.  Tenant's trade fixtures, furniture,
              --------------------------
equipment and other personal property in the Premises.

          Q.  TENANT'S WORK.  The improvements to the Premises to be constructed
              -------------
by Tenant pursuant to EXHIBIT C.
                      ---------

          R.  TERM.  The term of this Lease set forth in Paragraph 4.A.(iii).
              ----

          4.  LEASE TERM.

          A.  TERM.
              ----

              (i) Commencement Date.  The Commencement Date shall be July 1,
                  -----------------
1997. Subject to the provisions of the next sentence, Tenant shall be entitled to possession of the Premises on the Commencement Date. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's Agents, be liable to Tenant for any loss or damage resulting therefrom and the Commencement Date shall be the date on which Landlord delivers possession of the Premises to Tenant. Notwithstanding the foregoing to the contrary, in the event Landlord is unable to deliver possession of the Premises by August 1, 1997, as that date may be extended due to the occurrence of a force majeure (as that term is defined in Paragraph 38.N. below), then Tenant, upon ten (10) days' prior written notice to Landlord, may terminate this Lease; provided, however, the Lease shall not terminate in the event that Landlord delivers possession of the Premises to Tenant within such ten (10) day period. All obligations of Tenant hereunder except those relating to the payment of Rent shall commence as of the Commencement Date, including, without limitation, the obligations contained in Paragraph 21.

              (ii) Rent Commencement Date.  The Rent Commencement Date shall be
                   ----------------------
the earlier of the (a) the date which is thirty (30) days after the Commencement Date, or (b) the date on which Tenant opens for business in the Premises. Once the actual Rent Commencement Date has been determined, Landlord and Tenant shall execute a Rent Commencement Date Memorandum setting forth such date in the form shown in EXHIBIT D.
         ---------

              (iii)  Term. The Term shall commence on the Rent Commencement Date
                     ----
and shall expire on the date which is seven (7) years after the Rent Commencement Date, unless sooner terminated and subject to the extension granted to Tenant as provided for in Paragraph 4.B.

          B.  OPTION TO EXTEND TERM.
              ---------------------

              (i) Option Period. Provided that Tenant is not in default under
                  -------------
the Lease at the time of exercise of the Option (hereafter defined), Tenant shall have the option ("Option") to extend the initial seven (7) year Term of this Lease for one (1) period of five (5) years (the "Option Period") on the same terms, covenants and conditions provided herein, except

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that the Monthly Rent due hereunder shall be determined pursuant to Paragraph
4.B.(ii). Tenant shall exercise the Option by giving Landlord written notice ("Option Notice") at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior to the expiration of the initial seven (7) year Term of this Lease.

          (ii) Option Period Monthly Rent.  The Monthly Rent for the first year
               --------------------------
of the Option Period shall be determined as follows:

               (a) The parties shall have ten (10) days after Landlord receives the Option Notice within which to agree on the Monthly Rent for the first year of the Option Period. If the parties agree on said Monthly Rent within ten (10) days after Landlord receives the Option Notice, they shall immediately execute an amendment to this Lease stating said Monthly Rent and the adjustments to said Monthly Rent as provided for below.

               (b) If the parties are unable to agree on the Monthly Rent for the first year of the Option Period within ten (10) days after Landlord receives the Option Notice, the then current fair market rental value of the Premises shall be determined in accordance with Paragraph 4.B.(ii)(d) below and the Monthly Rent for the first year of the Option Period shall be the greater of (i) the amount which is ninety-five percent (95%) of such fair market rental value of the Premises, or (ii) Seventeen Thousand Nine Hundred Fifty-Eight and 33/100 Dollars ($17,958.33).

               (c) The "fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration all relevant factors, including length of term, the uses permitted under this Lease, the quality, size, design and location of the Premises, and the Monthly Rent for premises comparable to the Premises in buildings comparable to and located in the same general area as the Building, and also specifically taking into consideration Tenant's right under the Lease to have use of the reserved parking spaces described in Paragraph 37 of this Lease, which right at the time of execution of this Lease Landlord and Tenant agreed had a value of Two Thousand Five Hundred Dollars ($2,500.00) per month for each month of the initial seven
(7) year Term.

               (d) Within five (5) days after the expiration of the ten (10) day period set forth in Paragraph 4.B.(ii)(b) each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises for the first year of the Option Period. If a party does not appoint an appraiser within this five (5) day time period, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two appraisers are appointed by the parties as stated in this Paragraph 4.B.(ii)(d), they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within fifteen (15) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this Paragraph 4.B.(ii)(d) within five (5) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving five (5) days' notice to the other party, can apply to the then President of the Real Estate Board for the city in which the Premises are located, or the then Presiding Judge of the Superior Court for the county in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in this Paragraph 4.B.(ii)(d). Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                 Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3); subject to the next sentence, the resulting quotient shall be the then fair market rental value of the Premises. If, however, the low appraisal and/or high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph 4.B.(ii)(d), the middle appraisal shall be the then fair market rental value of the Premises. After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties of such value. After the fair market rental value of the Premises has been set as provided for in this Paragraph 4.B.(ii) (d) and the Monthly Rent for the first year of the Option Period determined in accordance with Paragraph 4.B.(ii)(b), Landlord and Tenant shall immediately thereafter execute an amendment to this Lease setting forth said Monthly Rent and the adjustments to said Monthly Rent as provide for below.

                 The Monthly Rent amount for the first year of the Option Period as determined pursuant to the provisions of Paragraphs 4.B.(ii)(a) or 4.B.(ii)(d) shall be adjusted upward but not downward to reflect the increase in the Index (as that term is defined in Paragraph 5.A.(ii). The "Adjustment Dates" shall be the first day of every year of the Option Period after the first year of the Option Period. The "Adjustment Index" shall be the Index published most recently before the applicable Adjustment Date. The "Comparison Index" shall be the Index published most recently before the commencement of the first year of the Option Period. On each Adjustment Date, the Monthly Rent payable immediately prior thereto shall be adjusted by multiplying such Monthly Rent by a fraction, the numerator of which is the applicable Adjustment Index and the denominator of which is the Comparison Index; provided, however, in no event shall the adjusted Monthly Rent be an amount which is less than the product of 1.02 multiplied by the Monthly Rent due immediately prior to the adjustment nor be an amount which is higher than the product of 1.05 multiplied by the Monthly Rent due immediately prior to the adjustment.

          (iii)  Default.  Notwithstanding the exercise by Tenant of the Option,
                 -------
in the event that Tenant is in default of the Lease at any time from the date of the Option Notice

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through the date on which the Option Period commences, then, at Landlord's election and upon written notice by Landlord to Tenant, Tenant's exercise of the Option may be voided by Landlord and Tenant shall thereafter have no rights hereunder to extend the initial seven (7) year Term through the Option Period.

              (iv) Personal and Non-Assignable.  Notwithstanding any other
                   ---------------------------
provision hereof, the Option granted under this Paragraph 4.B. is personal to Best Internet Communications, Inc., a California corporation ("Original Tenant"), and shall not be assignable or transferable to or exercisable by or on behalf of any assignee, subtenant or licensee of the Original Tenant.

              (v) Term.  Unless the context clearly requires otherwise, all
                  ----
references in this Lease to the Term shall mean and refer to the initial seven
(7) year Term as it may be extended through the Option Period.

      5.  RENT.

          A.  MONTHLY RENT.  Tenant shall pay to Landlord, in lawful money of
              ------------
the United States, for each calendar month of the Term, net Monthly Rent as provided for in this Paragraph 5.A., in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand:

              (i) The Monthly Rent payable for the period commencing on the Rent Commencement Date and continuing through the twelfth (12th) month of the Term shall be Seventeen Thousand Nine Hundred Fifty-Eight and 33/100 Dollars ($17,958.33). Thereafter, that amount shall be adjusted in accordance with Paragraph 5.A.(ii). Notwithstanding the foregoing to the contrary, the first Monthly Rent payment shall be paid by Tenant to Landlord upon full execution of this Lease.

              (ii) The Monthly Rent amount set forth in Paragraph 5.A.(i) shall be adjusted upward but not downward to reflect the increase in the Consumer Price Index [All Urban Consumers] (base years 1982-1984=100) for San Francisco - Oakland - San Jose ("Index") as published by the United States Department of Labor's Bureau of Labor Statistics ("Bureau"). The "Adjustment Dates" shall be the first day of every year of the Term after the first year of the Term. The "Adjustment Index" shall be the Index published most recently before the applicable Adjustment Date. The "Comparison Index" shall be the Index published most recently before the Rent Commencement Date. On each Adjustment Date, the Monthly Rent payable immediately prior thereto shall be adjusted by multiplying such Monthly Rent by a fraction, the numerator of which is the applicable Adjustment Index and the denominator of which is the Comparison Index; provided, however, in no event shall the adjusted Monthly Rent be an amount which is less than the product of 1.02 multiplied by the Monthly Rent due immediately prior to the adjustment nor be an amount which is higher than the product of 1.05 multiplied by the Monthly Rent due immediately prior to the adjustment. Should the Bureau discontinue the publication of the Index, or publish same less frequently, or alter same in some other manner, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

          B.  ADDITIONAL RENT. Additionally, Tenant shall pay, as and with the
              ---------------
net Monthly Rent, Tenant's Percentage of the estimated monthly Operating Expenses, as adjusted from time to time, and as more specifically set forth in Paragraph 17.C. All monies (except Monthly Rent) required to be paid by Tenant under this Lease, including, without limitation, Operating Expenses, shall be deemed Additional Rent.

          C.  PRORATIONS.  If the Rent Commencement Date is not the first (1st)
              ----------
day of a month, or if the expiration date of this Lease is not the last day of a month, a prorated installment of Rent based on a thirty (30) day month shall be paid for the fractional month during which the Lease commences or expires.

      6. LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten (10) days after the date it is due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:



Landlord                                Tenant


      7. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution of this Lease Seventeen Thousand Nine Hundred Fifty Eight and 33/100ths Dollars ($17,958.33) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (the "Security Deposit"). If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term.

      8. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein. If Tenant remains in possession without Landlord's consent, Tenant shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities including attorneys' fees and costs, arising from or in connection with Tenant remaining in possession.

      9. LANDLORD'S WORK. Landlord shall construct the Landlord's Work (as that term is defined in Exhibit C) pursuant to the terms of EXHIBIT C.
                        ---------                           ---------

     10.  CONDITION OF PREMISES.

          A.  CONDITION OF PREMISES.  Subject to the provisions of Paragraphs
              ---------------------
10.B. and 10.C. below, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and repair and otherwise in the condition required by this Lease, subject to all applicable laws, codes and ordinances. Any damage to the Premises caused by Tenant's move-in or by Tenant's Work (as that term is defined in EXHIBIT C) shall be repaired or
                                          ----------
corrected by Tenant, at its sole expense. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, nor has Landlord or Landlord's Agents agreed to undertake any Alterations or construct any improvements to the Premises except as expressly provided in this Lease.

          B.  WALK-THROUGH.  Within five (5) days after completion of the
              ------------
Landlord's Work, Tenant shall conduct an inspection of the Landlord's Work with Landlord and complete a punch-list of items needing additional work by Landlord. If Tenant fails to submit a punch-list to Landlord within such five (5) day period, it shall be deemed that there are no items of Landlord's Work needing additional work or repair. Landlord's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve or reasonably disapprove such completed items in writing to Landlord. If Tenant fails to approve or reasonably disapprove such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

          C.  LATENT DEFECTS; WATER-TIGHTNESS.
              -------------------------------

              (i) If there are any material latent defects in the electrical, plumbing, and HVAC systems serving the Premises which Landlord installed as part of the Landlord's Work and if Tenant notifies Landlord in writing of such defects within forty-five (45) days after the date that Landlord completes that portion of the Landlord's Work described in items 1, 2, and

3 of Paragraph 1 of EXHIBIT C hereto, then Landlord at its expense shall make
                    ---------
such repairs as may be necessary to correct such defects. If the Tenant fails to give notice of such defects as and when required hereinabove, Tenant shall be deemed to have waived its rights hereunder to require the correction thereof. For purposes of this lease, a defect shall be deemed to be "latent" if such could not have been discovered by a thorough and diligent inspection by Tenant.

              (ii) If the Premises are not water-tight and Tenant notifies Landlord in writing within one hundred eighty (180) days after the Commencement Date that the Premises are not water-tight, then Landlord at its expense shall make such repairs as may be necessary to make the Premises water-tight. If the Tenant fails to give notice of the lack of water-tightness as and when required hereinabove, Tenant shall be deemed to have waived its rights hereunder to require the correction thereof.

          D.  REPRESENTATIONS AND WARRANTIES.  Landlord represents and warrants
              ------------------------------
to Tenant as of the date of this Lease as follows:

              (i) To the current actual knowledge of Landlord, the Premises as they exists on the date of this Lease are in material compliance with applicable building and fire codes in effect at the time that the Premises were constructed;

              (ii) Except for the installation of any necessary entrance ramps to the Premises as provided for in item 6 of Paragraph 1 of EXHIBIT C hereto, to
                                                            ---------
the current actual knowledge of Landlord, the Premises as they exist on the date of this Lease are in material compliance with requirements of Title III of the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq ("ADA") imposed by the city in which the Premises are located; and

              (iii) To the current actual knowledge of Landlord, the Premises and the soils underneath the Premises are not contaminated with Hazardous Materials (as that term is defined in Paragraph 11.D.(v) of this Lease) with levels of contamination greater than the levels established as acceptable by governmental agencies having jurisdiction over such contamination.

     11.  USE OF THE PREMISES.

          A.  TENANT'S USE. Tenant shall use the Premises solely for (i) the
              ------------
retail sale of internet communication services, including, but not limited to, web hosting, (ii) the conduct of training courses and seminars, (iii) operation of an on-site web-hosting facility, and (iv) any uses which are related to the uses described in the foregoing clauses (i) through (iii) provided that such related uses are permitted and comply fully with the CC&Rs and any and all applicable law, statute, zoning restriction, redevelopment plan, ordinance, or governmental law, rule or regulation or requirement of public authorities now or hereafter in force. Tenant shall not use the Premises for any purposes other than those described in the immediately preceding sentence without obtaining the prior written consent of Landlord. Tenant agrees that Tenant shall faithfully and timely perform and comply with any and all CC&Rs.

          B.  COMPLIANCE WITH LAWS. Tenant shall not use the Premises or suffer
              --------------------
or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Project or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building.

          C.  EMISSIONS. Tenant shall not:
              ---------

              (i) Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

              (ii) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity with jurisdiction, does or may pollute or contaminate the same, or is or may become radioactive, or may adversely affect (1) the health or safety of persons, whether on the Premises, the Project, or elsewhere, (2) the condition, use or enjoyment of the Premises or the Project or any other real or personal property located on the Project or elsewhere, or (3) the Project or any of the improvements constructed thereon, including buildings, foundations, pipes, utility lines, landscaping or parking areas;

              (iii) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

              (iv) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Project, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

              (v) Create or permit to be created any ground vibration that is discernible outside the Premises; or

              (vi) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Project or elsewhere.

              Tenant will not be in violation of this Paragraph 11.C. if with respect to Tenant's back-up generator installed at the Premises the following conditions are met: (a)

Tenant shall conduct any testing of the generator on Mondays through Fridays between the hours of 10:00 a.m. and 3:00 p.m.; (b) the generator is operated in a good and safe manner and in compliance with all applicable laws, ordinances, rules and regulations; and (c) Tenant has installed all commercially available devices which will, to the greatest extent possible, reduce noise, emissions, and vibrations resulting from the operation of the generator.

          D.  HAZARDOUS MATERIALS.
              -------------------

              (i) Except for the use of ordinary and general office supplies typically used in the ordinary course of business within retail premises, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and except for the use of Hazardous Materials (hereafter defined in Paragraph 11.D.(v) below) which are necessary for the operation of Tenant's back-up generator installed at the Premises and which Hazardous Materials shall be used in compliance with all applicable Hazardous Materials Law (hereafter defined in Paragraph 11.D.(vi)), neither Tenant nor Tenant's agents, employees, contractors, subcontractors, invitees and sublessees (collectively "Tenant's Agents") shall cause or permit Hazardous Materials (hereafter defined in Paragraph 11.D.(v)) to be handled, transported, stored, treated, disposed of, or used in or about the Premises or the Project. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord and Landlord's Agents from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of (a) the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises or the Project by Tenant or Tenant's Agents or (b) Tenant's breach of any of its obligations under this Paragraph 11.D.

              (ii) If the presence of Hazardous Materials in, on, or about the Premises or the Project caused or permitted by Tenant or Tenant's Agents results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and Landlord's Agents harmless from and against, all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Premises or the Project to its condition existing prior to the appearance of such Hazardous Materials.

              (iii) Tenant shall give Landlord written notice as soon as reasonably practicable of any Hazardous Materials released, spilled, discharged or disposed of on or about the Premises or the Project.

              (iv) Landlord may cause testing wells to be installed on or about the Premises or the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 11.D(i) or
(ii).

              (v) As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) defined as hazardous or extremely hazardous pursuant to Section 66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq. (42 U.S.C. Section 6903), or
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.,
Section 9601 et seq. (42 U.S.C. 6901).

              (vi) Landlord shall indemnify, defend, and hold harmless Tenant and Tenant's partners, officers, directors, employees, and agents from and against all claims, demand, liabilities, actions, causes of action, costs and expenses incurred by Tenant or Tenant's partners, officers, directors, employees, and agents, to the extent arising from any use, storage, treatment, transportation, release, or disposal of Hazardous Materials by Landlord or its employees or agents in, on or about the Premises or the Project in violation of any applicable Hazardous Materials Law. As used herein the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

              (vii) The obligations of Landlord and Tenant under this Paragraph 11.D shall survive the expiration or earlier termination of the Term.

     12. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13. ALTERATIONS. Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations which do not require permits and do not exceed Ten Thousand Dollars ($10,000.00) in cost without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, make any: (i) Alterations to the structure or exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; (iii) Alterations to the floor slab of the Premises; and (iv) Alterations visible from outside the Premises, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds. Further notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any Alterations to the Premises which involve the removal and/or construction of interior walls within the Premises. All Alterations shall be installed at

Tenant's sole expense, in compliance with all applicable laws and CC&Rs, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Rent Commencement Date, and shall not diminish the value of either the Project, the Building or the Premises. All Alterations made by Tenant shall be the property of Tenant until the expiration or earlier termination of the Term, at which time such Alterations shall become the property of Landlord if Landlord has, pursuant to the terms of this Lease, elected not to have Tenant remove the Alterations. Landlord, within thirty (30) days after giving its consent to any proposed Alterations, shall notify Tenant in writing whether Tenant must at the expiration or earlier termination of the Term, remove, at Tenant's expense, any or all Alterations installed by Tenant and return the Premises to their condition prior to the installation of such Alterations, normal wear and tear excepted, and in the event that Landlord fails to notify Tenant as and when required herein, then Tenant shall not be obligated to remove the Alterations. Landlord, at Landlord's option at the expiration or earlier termination of the Term, may require Tenant to remove some or all of any Alterations installed without or not requiring Landlord's consent. With regard to Alterations not requiring Landlord's consent, Tenant shall provide Landlord copies of all plans and specifications therefor prior to the construction thereof. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises, whether or not Landlord's consent is required, at least ten
(10) business days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work. Landlord, at Landlord's option at the expiration or earlier termination of the Term, may require Tenant to remove some or all of any Alterations installed without Landlord's consent.

     14. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty and approved Alterations which Landlord has indicated shall remain upon the Premises upon the expiration of the Term excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13 and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord and Landlord's Agents harmless against all claims, costs and liabilities, including attorneys' fees and costs, resulting from Tenant's delay in so surrendering the Premises.

     15. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

     16. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with any taxes thereon. The gas and electrical service to the Premises shall be separately metered to the Premises at the expense of Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord's Agents.

     17.  REPAIR AND MAINTENANCE.

          A.  LANDLORD'S OBLIGATIONS. Landlord shall at its expense maintain in
              -----------------------
good order, condition and repair the structural parts of the Building, which are agreed to consist only of the foundation and subflooring of the Building, the roof structure, exterior walls, and the interior bearing or structural walls (excluding, however, interior wall surfaces), except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's Agents, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's Agents; provided, however, (a) Tenant shall reimburse Landlord as an Operating Expense pursuant to Paragraph 17.C. for Landlord's cost of maintaining, repairing and replacing the roof membrane and covering and Landlord's cost of maintaining, repairing, and painting the surfaces of the exterior walls of the Building, and (b) Tenant shall reimburse Landlord, within ten (10) days after Tenant's receipt of an invoice therefor, for all Landlord's cost of maintenance, repair or replacement of the roof structure and the roof membrane and covering required as a result of the installation and operation of any of Tenant's equipment installed on the roof, including, without limitation, HVAC units and related equipment. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          B.  TENANT'S OBLIGATIONS.  Tenant shall at all times and at its own
              --------------------
expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.A. Tenant's repair and maintenance obligations shall include all plumbing and sewage facilities within the Premises, the HVAC system serving the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises, but shall not include the repair of any damage to the Premises to the extent resulting from the negligence of willful acts or omissions of Landlord or Landlord's Agents, or by reason of the default by Landlord in the performance of its obligations under this Lease. Tenant shall also be responsible for all pest control within the Premises. Tenant shall obtain preventative maintenance contracts for the HVAC system serving the Premises (or such other periodic service as Landlord shall designate) in accordance with manufacturer recommendations, which shall be subject to the reasonable approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling, and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior units drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall provide Landlord with copies of all HVAC maintenance reports on a quarterly basis, including copies of contractor recommendations for repairs and/or replacements. If any repairs and/or replacements are recommended by the contractor, Tenant shall perform such repairs and/or replacements and shall provide Landlord with evidence that such repairs and/or replacements have been completed in accordance with the contractor's recommendations. Landlord may, at Landlord's election, have the HVAC systems serving the Premises inspected by Landlord's contractor on a semi-annual basis to confirm whether Tenant has maintained the HVAC systems as required herein. The cost of any such semi-annual inspections shall be paid by Tenant upon ten (10) days after written invoice by Landlord therefor. Notwithstanding the foregoing to the contrary, Landlord shall have the right at any time during the Term to assume the maintenance and repair of the HVAC systems serving the Premises upon written notice to Tenant and, if Landlord elects to do so, the cost of all such maintenance and repair, including any service contracts maintained by Landlord for such purpose, shall be considered to be an Operating Expense and paid by Tenant as provided for in Paragraph 17.C., except that for purposes of application of Paragraph 17.C. all such costs and not merely Tenant's Percentage thereof shall be paid by Tenant.

          C.  REIMBURSEMENT BY TENANT.
              -----------------------

              (i) TENANT TO PAY OPERATING EXPENSES. Tenant shall pay Landlord
                  --------------------------------
monthly, as Additional Rent, Tenant's Percentage of Operating Expenses.

              (ii) OPERATING EXPENSES.  As used herein, the term "Operating
                   ------------------
Expenses" shall mean all expenses incurred by Landlord for the following: repair, maintenance and replacement of the roof membrane and covering; repair and maintenance of the side roof located at the back of the Premises; repair, maintenance and painting of the surfaces of the exterior walls of the Building; maintenance, repair and cleaning of the sidewalks and walkways of the Project and the parking facility of the Project; premiums for commercial liability insurance covering the Project; premiums for any and all property insurance policy or policies carried by Landlord (including, at Landlord's option, earthquake and flood insurance policies) on the Building; premiums for insurance against loss of rents carried by Landlord; and Real Property Taxes. The cost of any repair item which is an Operating Expense and which, as reasonably determined by Landlord, constitutes a capital improvement shall, together with ten percent (10%) interest thereon, be amortized over its useful life in accordance with generally accepted accounting principles, and only such amortized cost shall be paid by Tenant pursuant to the terms of Paragraph 17.C.(iii) below for each month after such repair is made until the earlier of
(a) the expiration of the Term or (b) the end of the applicable amortization period.

          Notwithstanding the foregoing to the contrary, Operating Expenses shall not include the following: expenses for repairs and maintenance paid to Landlord from proceeds of insurance; expenses for repairs and maintenance which are the responsibility of Tenant under this Lease or which are reimbursed to Landlord by other tenants of the Project; depreciation on maintenance and operating machinery and equipment; payments of principal or interest on any loans which are secured by the Project; costs attributable to advertising or marketing the Project or any space in the Project to prospective tenants; brokers' and finders' fees or commissions; attorneys' fees incurred in connection with the leasing of any space in the Project; costs or expenses to the extent incurred as a result of any default by Landlord under this Lease; and costs of Hazardous Materials investigation, remediation and removal to the extent incurred as a result of any use, storage, treatment, transportation, release, or disposal of Hazardous Materials by Landlord or Landlord's Agents in, on or about the Premises or the Project in violation of any applicable Hazardous Materials Law.

              (iii) MONTHLY PAYMENTS.  From and after the Rent Commencement
                    ----------------
Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term Tenant's Percentage of the estimated monthly Operating Expenses incurred by Landlord. The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment. Within one hundred twenty (120) days following the end of each calendar year (including the calendar year in which the expiration of the Term occurs) Landlord shall endeavor to furnish Tenant a statement of such actual expenses ("Actual Expenses") for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments for the Operating Expenses do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord or, upon expiration or earlier termination of the Term, Landlord shall refund such excess to Tenant. There shall be appropriate adjustments of the Operating Expenses as of the Rent Commencement Date and expiration of the Term.

              (iv) AUDIT. If Tenant disputes the statement of Actual Expenses
                   -----
delivered by Landlord, Tenant shall have the right, to be exercised, if at all, not later than sixty (60) days following receipt of the statement of Actual Expenses, to cause Landlord's books and records relating to Operating Expenses with respect to the preceding calendar year to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The amounts payable under Paragraph 17.C.(iii) above by Landlord to Tenant shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for refund by Landlord to Tenant in excess of five percent (5%) of the payment made by Tenant for the calendar year being audited,

Landlord shall pay for the costs of the audit; otherwise, Tenant shall pay for the cost of the audit. If Tenant fails to request an audit within the aforesaid sixty (60) day period, Tenant shall be deemed to have waived its right to request such amount.

          D.  COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its
              ----------------------------------------
cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation, state, municipal, County and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of the Premises.

     18. LIENS. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord's Agents harmless from all claims, costs and liabilities, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

     19. LANDLORD'S RIGHT TO ENTER THE PREMISES. Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times upon no less than twenty-four (24) hours notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so, and at any reasonable time within one hundred and eighty (180) days prior to the expiration or earlier termination of the Term, to place upon the Premises and/or the Building ordinary "For Lease" signs and to show the Premises to prospective tenants.

     20. SIGNS. Subject to the provisions of this Paragraph 20, Tenant shall be entitled to maintain a total of three (3) identification signs on the exterior of the Premises. Tenant's exterior identification signs shall only be located at the two main entrances to the Premises on Third Street and Perry Street, on the yellow paneled areas on the exterior wall of the Premises, or on awnings approved by Landlord which are mounted on the exterior wall of the Premises in locations equipped for awnings. The size, design, color and other physical aspects of all Tenant's exterior and interior signage shall be subject to the Landlord's written approval prior to installation (which shall not be unreasonably withheld), the CC&Rs, and any appropriate municipal or other governmental approvals. The cost of all Tenant's signs, and their installation, maintenance and removal expense shall be Tenant's sole expense. If Tenant fails to maintain any of its signs, or, if Tenant fails to remove any of its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

     21.  INSURANCE.

          A.  TENANT'S INDEMNIFICATION.  Tenant shall defend (with counsel
              ------------------------
reasonably satisfactory to the indemnified party), indemnify and save Landlord and Landlord's partners, officers, directors, employees, and agents harmless from and against any and all liens, claims, demands, actions, causes of action, obligations, penalties, charges, liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees and costs and expenses of litigation and appeal, arising from or connected with the conduct or management of the business conducted by Tenant on the Premises, or from Tenant's use or occupancy of the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from violation of or noncompliance with any governmental requirements or insurance requirements by Tenant or Tenant's agents, employees, contractors, subtenants, vendors, and concessionaires, or from any negligent or willful acts or omissions of Tenant or any person upon the Premises or the Project by license or invitation of Tenant or occupying the Premises, or any part thereof, or the Project under Tenant, including, without limitation, Tenant's agents, employees, contractors, subtenants, vendors, and concessionaires. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Project as a result of the conduct of Tenant or Tenant's Agents, which indemnity shall be governed solely by the provisions of Paragraphs 11.D.(i) and (ii) above.

          B.  TENANT'S INSURANCE. Tenant agrees to maintain in full force and
              ------------------
effect at all times, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

              (i) Commercial general liability insurance in an amount not less than Five Million and no/l00ths Dollars ($5,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability, naming Landlord as an additional insured.

              (ii) "Special Form" property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO Special Form form. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property.

          C.  PREMISES INSURANCE.  Landlord shall at all times maintain "Special
              ------------------
Form" property insurance (including inflation endorsement, sprinkler leakage endorsement and, at Landlord's option, boiler and machinery insurance, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Landlord's Work. Such insurance may also include insurance against loss of rents on a "Special Form" basis, including, at Landlord's option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). If the Project insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant's Percentage of such increase within ten (10) days of notice of such increase. If such insurance premiums are increased due to Tenant's use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase.

          D.  WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waive all
              ---------------------
rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

          E.  INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at
              -------------------
Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

          F.  CO-LNSURER. If, on account of the failure of Tenant to comply with
              ----------
the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          G.  INSURANCE REQUIREMENTS. All insurance shall be in a form
              -----------------------
satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall
                                              ------------------------
provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

          H.  LANDLORD'S DISCLAIMER.  Except to the extent specifically included
              ---------------------
in Landlord's indemnification obligations set forth in Paragraph 21.I. below, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

          I.  LANDLORD'S INDEMNIFICATION.  Notwithstanding the provisions of
              --------------------------
Paragraph 21.H. above to the contrary, Landlord shall defend (with counsel reasonably satisfactory to the indemnified party), indemnify and save Tenant and Tenant's partners, officers, directors, employees, and agents harmless from and against any and all claims, damages, losses, liabilities or expenses, including, without limitation, reasonable attorneys' fees and costs, relating to any injury to persons or damage to property located on the Premises or within the Project (but not for injury to, or interference with, the business of Tenant or Tenant's partners, officers, directors, employees, or agents, or for consequential damages), to the extent such injury or damage results from (a) the gross negligence or willful misconduct of Landlord, its agents or employees or (b) any default by Landlord in the performance of any of its obligations under this Lease. Landlord agrees that the obligations assumed herein shall survive the termination or earlier expiration of the Term. The foregoing indemnity shall not apply, however, to any claims, damages, losses, liabilities or expenses which result from any use, storage, treatment, transportation, release, or disposal of Hazardous Materials by Landlord or Landlord's Agents in, on or about the Premises or the Project in violation of any applicable Hazardous Materials Law, any indemnity for such matters being governed solely by the provisions of Paragraph 11.D. (vi) above.

     22.  DAMAGE OR DESTRUCTION.

          A.   LANDLORD TO REBUILD.  If the Premises are damaged or destroyed by
               -------------------
fire or other casualty insured under Landlord's casualty insurance carried under Paragraph 21.C. then Landlord shall repair the damaged or destroyed portions of the Premises, using reasonable diligence, unless Landlord elects to terminate this Lease as hereinafter provided. If such damage or destruction substantially interferes with the conduct of Tenant's business in the Premises, then a just part of the Monthly Rent shall be abated, to the extent of such interference reasonably attributable to such damage or destruction, until substantial completion of such repairs.

          B.    LANDLORD'S OPTIONS TO TERMINATE.  If (i) twenty-five percent
                -------------------------------
(25%) or more of the leasable area of the Building is damaged or destroyed by fire or other casualty insured under Landlord's casualty insurance carried under Paragraph 21.C. (notwithstanding that the Premises may sustain no material damage), or (ii) the Building is damaged or destroyed by casualty so insured and the cost of repair or replacement equals or exceeds twenty-five percent (25%) of the actual replacement cost thereof, or (iii) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty
(180) days after the date that the extent of the damage or destruction is established by Landlord, or (iv) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers, or (v) the Premises and/or the Building, or any portion thereof, are damaged or destroyed in whole or in part from any cause or casualty, and Landlord does not actually receive insurance proceeds sufficient to fund the cost of repair and restoration (excluding the amount of the deductible payable under Landlord's applicable insurance policy or policies), then, in any such event, Landlord may elect, in its sole discretion, to (a) repair or rebuild the damaged or destroyed portion of the Premises or the Building, or (b) terminate this Lease by giving written notice of such termination to Tenant. Landlord shall make its election within thirty (30) days after any such damage or destruction. If Landlord elects to repair or rebuild, then it shall proceed with reasonable diligence to make such repairs or rebuilding. Unless Landlord elects to terminate this Lease hereunder, any damage or destruction to the Premises and/or the Building shall have no effect on this Lease and this Lease shall remain in full force and effect, the parties waiving the provisions of any statute or law to the contrary.

          C.  EXTENT OF LANDLORD'S REPAIR AND REBUILDING OBLIGATIONS.  If
              ------------------------------------------------------
Landlord elects to repair and rebuild hereunder, then its obligation for such repair and rebuilding shall be limited to a scope of work not exceeding the original scope of work for the portions of the Premises and/or Building repaired and reconstructed hereunder and Landlord's Work as set forth in EXHIBIT C.
                                                                ----------
Landlord shall have sole control over all design and construction decisions with respect to such repair and rebuilding. All costs and expenses for such repair and rebuilding shall be borne by Landlord. If Landlord elects to repair and rebuild hereunder, then Tenant shall forthwith replace or repair all of Tenant's Work as set forth in EXHIBIT C, Tenant's signs, trade fixtures, equipment
                     ---------
display cases and all other installations made or installed by Tenant under this Lease, regardless of whether paid for by Landlord or Tenant. Tenant shall prosecute its work of repair and reconstruction hereunder with all due diligence and shall re-open for business in the Premises at the earliest possible time after the event of damage or destruction, so that Landlord will be deprived of the benefits of Tenant's business operations in the Premises for as short a time as possible.

          D.  DAMAGE NEAR END OF TERM. In addition to its termination rights set
              -----------------------
forth in Paragraph 22.B., Landlord shall have the right to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease or the last twelve (12) months of the Option Period; provided, however, Landlord shall not be entitled to terminate this Lease as provided for in this Paragraph 22.D. if either (i) prior to the occurrence of the damage to the Premises or the Building Tenant has exercised the Option (as defined in Paragraph 4.B. above), or (ii) such damage occurs prior to the time Tenant has exercised its Option and within ten (10) days after Landlord exercises its termination right under this Paragraph 22.D. Tenant properly and timely delivers its Option Notice exercising the Option.

          E.  TENANT WAIVERS.  Tenant hereby waives any right at law or in
              --------------
equity which it might have to terminate this Lease on account of any damage or destruction to the Premises and/or the Building, including all rights under California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes. In the event of any such damage or destruction, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

          F.  TENANT'S TERMINATION RIGHT.  Notwithstanding anything to the
              --------------------------
contrary contained in this Paragraph 22, in the event that Landlord is obligated or elects to repair or rebuild pursuant to this Paragraph 22 but is delayed in completing such repairs and rebuilding as may be necessary to give Tenant reasonable use of and access to the Premises and/or its exclusive use parking spaces as described in Paragraph 37 below (or cannot be provided with suitable replacement parking) by the date which is two hundred seventy (270) days after Landlord commences the actual repairs and rebuilding, as that day may be extended due to force majeure (as that term is defined in Paragraph 38.N.) or delays caused by Tenant, its subtenants, employees, agents or contractors (such date, as it may be extended, is referred to herein as the "Tenant Termination Date"), then Tenant shall be entitled to terminate this Lease by giving written notice to Landlord within ten (10) days after Tenant receives written notice from Landlord establishing the Tenant Termination Date. In the event that Tenant fails to give written notice of termination within such ten (10) day period, then Tenant shall be deemed to have waived its right to terminate as provided for in this Paragraph 22.F.

     23. CONDEMNATION. If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises or Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken, and Landlord shall refund to Tenant any prepaid Rent allocable to the period following the date of the taking. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

          If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken. The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Project or Premises.

          No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of (a) Tenant's Personal Property, (b) the taking of Alterations to the Premises made by Tenant at its sole cost and expense and which are, at the time of the taking, the property of Tenant, (c) the interruption of Tenant's business, or (d) its moving costs.

     24.  ASSIGNMENT AND SUBLETTING.

          A.   LANDLORD CONSENT REQUIRED.  Tenant shall not assign this Lease,
               -------------------------
or any rights, duties or obligations hereunder, and Tenant shall not sublet all or any portion of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and then only upon and subject to the terms and conditions hereinafter set forth. In considering any request for consent to a proposed assignment or sublease, Landlord shall make its decision based on the standards and criteria set forth in Paragraph 24.C. Prior to effectuating any such assignment or sublease, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or sublessee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement or sublease, such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed assignee or sublessee and the compliance of such transaction with the requirements of this Paragraph 24 and a request that Landlord consent thereto. Within thirty (30) days after the receipt of such written notice, Landlord shall either: (i) consent in writing to such proposed assignment or sublease, subject to the terms and conditions hereinafter set forth; or (ii) notify Tenant in writing that Landlord refuses such consent; or (iii) in the event of an assignment terminate this Lease or in the event of a sublease termination this Lease with respect to the portion of the Premises which Tenant desires to sublease. Upon a termination as to the portion of the Premises Tenant desires to sublease, the Monthly Rent then payable by Tenant to Landlord hereunder shall be reduced in the proportion that the number of square feet of such portion of the Premises bears to the total number of square feet of the Premises then leased by Tenant under this Lease.

          B.  PAYMENT OF CONSIDERATION TO LANDLORD.  If Landlord consents to any
              ------------------------------------
assignment or sublease hereunder, then Tenant shall pay to Landlord, immediately upon Tenant's receipt thereof, any and all "consideration" (as defined below) received by Tenant on account of such transaction, howsoever the same may be denominated or characterized, to the extent that such consideration exceeds the following: (a) in the case of subleases, the sum of the pro rata portion of the Monthly Rent and other charges payable by Tenant hereunder attributable to the sublet portion of the Premises, based on the square footage of the Premises and the square footage of the sublet portion of the Premises, plus reasonable attorneys' fees and reasonable leasing commissions paid by Tenant in connection with the sublet; and (b) in the case of assignments, the sum of reasonable attorneys' fees and reasonable commissions paid by Tenant in connection with the assignment. As used herein, "consideration" includes any and all consideration received by Tenant on account of such assignment or subletting, including, without limitation, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, Landlord shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the consideration and the value of any non-cash portion of the consideration. In the event that any consideration is paid or given in installments, Landlord shall receive each such installment at the time paid or given.

          C.  PARAMETERS OF LANDLORD'S CONSENT.  Landlord shall have the right
              --------------------------------
to base its consent to any assignment or sublease hereunder upon such factors and considerations as Landlord reasonably deems relevant or material to the proposed assignment or sublease transaction and the best interest of the Project operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any assignment or sublease transaction hereunder if Tenant has not demonstrated that: (i) the proposed assignee or sublessee is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (ii) the proposed assignee or sublessee possesses sound and good business judgment, reputation and experience, and proven management skills in the operation of a business or businesses substantially similar to the uses permitted in the Premises under Paragraph 11.A.; (iii) the use of the Premises proposed by such assignee or sublessee is permitted under the CC&Rs and applicable laws, statutes, zoning restrictions, redevelopment plans, ordinances, or governmental rules, regulations, or requirements; provided, however, in no event will Landlord be obligated to consent to a use which would violate the provisions of Paragraph 11.C. of this Lease or a use which includes the sale of liquor, beer, wine, or other alcoholic beverages; and
(iv) the assignment or sublease would not breach any covenant of Landlord respecting radius, location, use or exclusively in any other lease, financing agreement or other agreement relating to the Project or contained in this Lease.

          D.  OTHER TERMS AND CONDITIONS.  Each assignment or sublease to which
              --------------------------
Landlord consents shall be effected by an instrument in writing in form and substance satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. One (1) executed copy of such written instrument shall be delivered to Landlord concurrently with the consummation of such assignment or sublease transaction. Each assignee or sublessee in any assignment or sublease transaction hereunder shall agree in such written instrument to assume and be bound by all of the terms, covenants, conditions and obligations of this Lease. Every sublease shall be subject and subordinate to the provisions of this Lease. If Landlord consents to an assignment or sublease, Tenant shall remain liable for all its obligations and liabilities under this Lease, including the payment of Rent. No consent by Landlord to any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action of

Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations and liabilities hereunder, and Tenant waives any defense arising out of or based thereon. Tenant shall reimburse Landlord for all costs and expenses incurred in connection with any proposed assignment or sublease transaction hereunder, including attorneys' fees and lease administration fees incurred by Landlord in connection with the processing and documentation of any requested assignment or subletting, regardless of whether such transaction is actually consummated; provided, however, Tenant's obligation to reimburse Landlord for all such costs and expenses shall not exceed One Thousand Dollars ($1,000.00) per each proposed assignment or sublease transaction. Landlord may also require, as a condition of any assignment or subletting, that Tenant not then be in default under this Lease.

          E.  LANDLORD RIGHTS AND REMEDIES.  Any assignment or sublease made
              ----------------------------
without Landlord's prior written consent hereunder shall, at Landlord's sole election, be void and shall constitute a default by Tenant under this Lease and Tenant shall have not be entitled to received notice thereof or have an opportunity to cure such default. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Paragraph 24 with respect to any subsequent assignment or sublease, and each assignment or sublease by Tenant hereunder shall require Landlord's prior written consent pursuant to this Paragraph 24. If Tenant purports to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord's prior written consent given hereunder, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the Rent hereunder, but no such collection shall be deemed a waiver of this Paragraph 24, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

          F.  SCOPE OF ASSIGNMENT OR SUBLETTING.  As used herein, an assignment
              ---------------------------------
or subletting includes the following: (i) if Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership, or the dissolution of the partnership, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant, or the sale, by a single transaction of or series of transaction, within any one (1) year period, of corporate assets equaling or exceeding twenty percent (20%) of the total value of Tenant's assets, unless any such corporate change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purposes of acquiring effective control of Tenant; (iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrase "controlling percentage" or "controlling interest" means the ownership of, and/or the right to vote, stock possessing at least fifty-one percent (51%) of the total combined interests in Tenant, or voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors.

          G.  PERMITTED SUBLET.  Notwithstanding the foregoing to the contrary,
              ----------------
Tenant may, without obtaining Landlord's prior consent, sublet up to but not exceeding two thousand five hundred (2,500) square feet of the Premises to one sublessee ("Permitted Sublet"). However, the foregoing Permitted Sublet shall be exempt from the requirement of Landlord's consent only if all of the following conditions shall be met: (i) the use which shall be made of the sublease premises shall be a use which is permitted under the CC&Rs and applicable law, statute, zoning restriction, redevelopment plan, ordinance or governmental law, rule, regulation or requirement; provided, however, in no event shall the use of the sublease premises (a) be a use which would violate the provisions of Paragraph 11.C., or (b) include the sale of liquor, beer, wine or other alcoholic beverages; (ii) the Permitted Sublet would not result in a breach of any covenant or agreement of Tenant under this Lease; (iii) the Permitted Sublet would not breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease of, or financing agreement relating to, the Project, or contained in this Lease; (iv) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed sublet is a Permitted Sublet which is exempt from the requirement of Landlord's consent; and (v) Tenant shall have provided Landlord with a fully executed copy of a written sublease agreement for the Permitted Sublet. No sublet of the type described in this Paragraph 24.G. shall release Tenant of its obligations under this Lease.

          H.  PERMITTED AFFILIATE TRANSFER.  Notwithstanding the foregoing to
              ----------------------------
the contrary, Tenant may, without obtaining Landlord's prior consent, assign all of its interest in this Lease or sublet the entire Premises to (a) any entity which controls, is controlled by, or is under common control with, Tenant, or
(b) any entity into which Tenant may merge or consolidate (each transfer described above hereinafter referred to as a "Permitted Affiliate Transfer"). However, a Permitted Affiliate Transfer shall be exempt from the requirement of Landlord's consent only if all of the following conditions are met: (i) any transferee under a Permitted Affiliate Transfer shall have a net worth equal to or greater than that of Tenant as of the date of the Permitted Affiliate Transfer; (ii) the use proposed to be conducted in the Premises by the transferee under a Permitted Affiliate Transfer shall be the same as the use permitted under the Lease; (iii) the tenancy of the transferee under the Permitted Affiliate Transfer would not result in a breach of any covenant or agreement of Tenant under this Lease; (iv) the tenancy of the transferee under the Permitted Affiliate Transfer would not breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease of, or financing agreement relating to, the Project, or contained in this Lease; (v) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed assignment or sublease is a Permitted Affiliate Transfer which is exempt from the requirement of Landlord's consent; and (vi) Tenant shall have provided Landlord with a fully executed copy of a written assignment or sublease agreement, and any such assignment agreement shall provide that the assignee thereunder assumes for the benefit of Landlord all of Tenant's obligations under the Lease, and any sublease agreement shall contain a provision directing the sublessee to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under the Lease with respect to the payment of Rent. Any Permitted Affiliate Transfer shall in no way release Tenant of any of its obligations under this Lease. As used in this Paragraph 24.H. "control", "controls", or "controlled" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, and the ownership, directly or indirectly, of the majority of the ownership interests in an entity.

          I.  ENCUMBRANCES.  Tenant shall not encumber, hypothecate or transfer
              ------------
as security (whether by conditional assignment or sublease, or otherwise) this Lease, or any Tenant's rights, duties or obligations hereunder.

     25.  DEFAULT.

          A.  TENANT'S DEFAULT. A default under this Lease by Tenant shall exist
              ----------------
if any of the following occurs:

              (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within ten (10) days of the date due; or

              (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money and except for those obligations for which default thereof is separately provided for in other subparagraphs of this paragraph 25.A., and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes same to completion, which completion shall occur not later than ninety (90) days from the date of receipt of written notice from Landlord; or

              (iii) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 29 or 26 or 36, respectively; or

              (iv) An assignment or attempted assignment of this Lease by Tenant contrary to the provisions of Paragraph 24, or a sublease or attempted sublease of the Premises by Tenant contrary to the provision of Paragraph 24; or

              (v) If Tenant assigns its assets for the benefit of its creditors; or

              (vi) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

              (vii) If Tenant fails to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; provided, however, Tenant shall not be in default hereunder pursuant to the provisions of this Paragraph 25A(vii) if

Tenant ceases conducting its business in the Premises or vacates the Premises for no more than sixty (60) consecutive or non-consecutive days during the Term of this Lease; or

              (viii) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.

          B.  REMEDIES.   Upon a default, Landlord shall have the following
              --------
remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

              (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

              (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's cost and to recover from Tenant as damages:

                   (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                   (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

                   (c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                   (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                   (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award" of the amounts referred to in Paragraphs 25.B.(ii)(a) and 25.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 25.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

              (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C.  BANKRUPTCY.
              ----------

              (i) The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

              (ii) Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss resulting from Tenant's breach of this Lease, including any attorneys' fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this

Lease; (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use, or exclusivity provision, in any other lease of space within the Project.

              (iii) Nothing contained in this section shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

          D.  LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default
              ------------------
in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     26. SUBORDINATION. This Lease is subject and subordinate to mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Building or the Project, to the CC&Rs and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") shall require that this Lease be prior and superior thereto, Tenant shall, within seven (7) days after written request from Landlord, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. In the event that the deed of trust which currently encumbers the Project ("Existing Deed of Trust") is not fully reconveyed by the beneficiary thereunder within one hundred twenty (120) days after the latest date of execution of this Lease by either Landlord or Tenant, then Landlord shall exercise commercially reasonable efforts to obtain, within thirty (30) days after the expiration of the aforesaid one hundred twenty (120) period, from the beneficiary under the Existing Deed of Trust a non-disturbance agreement in favor of Tenant on such beneficiary's standard subordination, non-disturbance and attornment agreement form. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Building or the Project or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that upon the foreclosure of any such Encumbrances so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance provided that Holder agrees in writing to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. If Tenant fails to do so, it shall be deemed that this Lease is subordinated. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, provided that Holder agrees to recognize Tenant's rights under this Lease so long as Tenant is not in default hereunder.

     27. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

     28. ATTORNEYS' FEES. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

     29.  ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. Tenant shall within ten
(10) days following written request by Landlord:

          (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that the Lease is unmodified and in full force and effect except as represented by Landlord.

          (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant (or if such statements are not audited, then such statements shall be certified by Tenant's chief financial officer as being true and correct in all respects), including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     30. TRANSFER OF THE BUILDING OR PROJECT BY LANDLORD. In the event of any conveyance of the Building and/or the Project and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

     31. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     32. LIMITATION OF LIABILITY. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord's interest in the Project for any recovery of damages for any default by Landlord under this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such damages or judgment. There shall be no levy of execution against any assets of Landlord, other than the Project, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise), except as to Landlord's interest in the Project as herein specified.

     33. MORTGAGEE PROTECTION. If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project for which Landlord has provided Tenant with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     34. BROKERS. Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Edward Plant Company, Inc. and Cooper/Brady Corporate Real Estate Services, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.

     35. ACCEPTANCE. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

     36. MODIFICATION FOR LENDER. If in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, and which modifications do not materially adversely affect Tenant's rights or obligations hereunder, then Tenant shall execute an amendment to this Lease setting forth such modifications within ten (10) days after written request therefor by Landlord.

     37. PARKING. During the Term and any extensions thereof into the Option Period, Tenant shall have the right to use twenty-five (25) reserved parking spaces in the parking facility for the Project. The location of such spaces shall be determined by Landlord and shall be subject to change from time to time as may be required by Landlord or the operator of the parking facility. In making use of its reserved parking spaces and the parking facility Tenant shall comply with all rules and regulations which may be promulgated from time to time by Landlord and/or the operator of the parking facility.

     38.  GENERAL.

          A.  CAPTIONS. The captions and headings used in this Lease are for the
              --------
purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B.  EXECUTED COPY. Any fully executed copy of this Lease shall be
              -------------
deemed an original for all purposes.

          C.  TIME. Time is of the essence for the performance of each term,
              ----
condition and covenant of this Lease.

          D.  SEPARABILITY. If one or more of the provisions contained herein,
              ------------
except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E.  CHOICE OF LAW. This Lease shall be construed and enforced in
              -------------
accordance with the substantive laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F.  GENDER; SINGULAR, PLURAL. When the context of this Lease requires,
              ------------------------
the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          G.  BINDING EFFECT. The covenants and agreement contained in this
              --------------
Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns to the extent this Lease is assignable.

          H.  WAIVER. The waiver by Landlord or Tenant of any breach of any
              ------
term, condition or covenant, of this Lease by the other shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party.

          I.  ENTIRE AGREEMENT. This Lease is the entire agreement between the
              ----------------
parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          J.  AUTHORITY. If Tenant is a corporation or a partnership, each
              ---------
individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          K.  EXHIBITS. All exhibits, amendments, riders and addenda attached
              --------
hereto are hereby incorporated herein and made a part hereof.

          L.  RULES AND REGULATIONS. Landlord shall have the right to establish
              ---------------------
from time to time such reasonable rules and regulations as Landlord shall deem appropriate for the protection of the Project.

          M.  DAYS OF WEEK. If the date upon which any act is to be performed or
              ------------
notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.

          N.  FORCE MAJEURE. The performance of any obligation to be performed
              -------------
by Landlord and Tenant under this Lease, excluding, however, the obligation to pay Rent or any other sum payable to Landlord by Tenant, shall be excused for any period during which either party is prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium or other governmental action, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms, lightning, earthquake, or other acts of God (collectively, "force majeure"). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure. and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.

          O.  ACCESS.  Subject to the effects (i) the occurrence of a force
              ------
majeure (as that term is defined in Paragraph 38.N. above), (ii) damage to, destruction of, or condemnation of the Premises, (iii) any other matters beyond the reasonable control of Landlord, and (iv) any applicable laws, statutes, zoning restrictions, redevelopment plans, ordinances, or governmental rules, regulations, or requirements, Tenant and Tenant's employees, contractors, and customers may have access to the Premises every day of the week, 24 hours per day. Landlord shall have no liability under this Lease if Tenant or its employees, contractors, or customers are unable to have access to the Premises during the times provided in the immediately preceding sentence for any reason other than Landlord's gross negligence or willful misconduct.

          This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.



TENANT                                  LANDLORD
------                                  --------


BEST INTERNET COMMUNICATIONS, INC.      AMB PROPERTIES II, L.P.,
a California corporation                a California limited partnership

                                        By:   Third and Harrison, LLC,
By: ______________________________            a California limited liability
company

Its: _____________________________            By:  AMB Development, Inc.
                                                   a California corporation,
Date: __________, 1997                             its general partner


                                                   By: ________________________
                                                        Luis A. Belmonte,
                                                        President

                                        Date: ___________, 1997